Exhibit 99.1
FOR IMMEDIATE RELEASE

SLEEP NUMBER ANNOUNCES SECOND QUARTER 2023 RESULTS

•Second quarter net sales were $459 million; demand down mid-single digits versus the prior year
•Reports second quarter diluted EPS of $0.03
•2023 EPS outlook updated to a range of $1.25 to $1.75 per share
•Announces the appointment of Francis Lee to Executive Vice President and Chief Financial Officer

MINNEAPOLIS – (July 27, 2023) – Sleep Number Corporation (Nasdaq: SNBR) today reported results for the quarter ended July 1, 2023.

“As we continue to navigate a challenging macro environment, our business is well positioned for growth. Demand has steadily improved year-to-date, and we expect this trend to continue in the back-half of the year as we benefit from the launch of our entire next generation smart bed portfolio, the Climate360 smart bed, and the advancement of our ‘Sleep Next Level’ advertising campaign with the start of the NFL season,” said Shelly Ibach, Chair, President and CEO, Sleep Number. “We have taken actions across the business to drive efficiencies and remain on track to expand margins and generate more than $100 million in cash from operations in 2023.”

Today, Sleep Number also announced the appointment of Francis Lee to Executive Vice President and Chief Financial Officer. Details can be found on the Sleep Number newsroom.

Second Quarter Overview
•Net sales decreased 16% to $459 million, with demand down mid-single digits; demand improved throughout the second quarter, although slightly below our expectations
•Gross margin was 57.6% and in line with our expectations; as a reminder prior year second quarter results benefitted from the delivery of more than $100 million in margin-rich backlog
•Operating expenses were reduced by $22 million to $253 million compared with $275 million last year
•Earnings per diluted share of $0.03 compared with $1.54 for the same period last year

Year-to-Date Overview
•Net sales decreased 8% to $985 million, with demand down high-single digits versus prior year
•Gross profit decreased to $575 million compared with $627 million for the prior year; gross margin rate of 58.3% was consistent with the same period last year and up 290 bp versus the back half of last year
•Operating income of $37 million compared with $54 million last year, with an 8% decline in gross margin dollars, partially offset by a $36 million reduction in operating expenses
•Earnings per diluted share of $0.54 compared with $1.60 for the same period last year

Cash Flows Overview
•Net cash from operating activities of $19 million for the first six months of the year, compared with $29 million for the same period last year
•Leverage ratio of 4.7x EBITDAR at the end of the second quarter versus covenant maximum of 5.0x
•Adjusted ROIC of 12.3% for the trailing twelve months

Financial Outlook
The company updated its full-year 2023 diluted EPS outlook to a range of $1.25 to $1.75. The 2023 outlook assumes net sales are down low to mid-single digits versus the prior year and gross margin improvement of more than 150 basis points versus 2022. The company expects to generate more than $100 million of operating cash flow for the year and positive free cash flows. The company anticipates 2023 capital expenditures of $50 million to $60 million.

Sleep Number Announces Second-quarter 2023 Results - Page 2 of 9
Conference Call Information
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) today. To access the webcast, please visit the investor relations area of the Sleep Number website at https://ir.sleepnumber.com. The webcast replay will remain available for approximately 60 days.

About Sleep Number Corporation
Sleep Number is a wellness technology company. We are guided by our purpose to improve the health and wellbeing of society through higher quality sleep; to date, our innovations have improved over 14.5 million lives. Our wellness technology platform helps solve sleep problems, whether it’s providing individualized temperature control for each sleeper through our Climate360® smart bed or applying our 21 billion hours of longitudinal sleep data and expertise to research with global institutions.

Our smart bed ecosystem drives best-in-class engagement through dynamic, adjustable, and effortless sleep with personalized digital sleep and health insights; our millions of smart sleepers are loyal brand advocates. And our nearly 5,000 mission-driven team members passionately innovate to drive value creation through our vertically integrated business model, including our exclusive direct-to-consumer selling in 670 stores and online.

To learn more about life-changing, individualized sleep, visit a Sleep Number store near you, our newsroom and investor relations sites, or SleepNumber.com

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance, such as the company’s financial outlook for full-year 2023, including diluted EPS, are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current and future economic conditions and consumer sentiment; bank failures or other events affecting financial institutions; increases in interest rates, which have increased the cost of servicing the company’s indebtedness; availability of attractive and cost-effective consumer credit options; operating with minimal levels of inventory, which may leave the company vulnerable to supply shortages; Sleep Number’s dependence on, and ability to maintain strong working relationships with key suppliers and third parties; rising commodity costs or third-party logistics costs and other inflationary pressures; risks inherent in global-sourcing activities, including tariffs, geo-political turmoil, war, strikes, labor challenges, government-mandated work closures, outbreaks of pandemics or contagious diseases, and resulting supply shortages and production and delivery delays and disruptions; risks of disruption due to health epidemics or pandemics, such as the COVID-19 pandemic; regional risks related to having global operations and suppliers, including climate and other disasters; the effectiveness of the company’s marketing strategy and promotional efforts; the execution of Sleep Number’s Total Retail distribution strategy; ability to achieve and maintain high levels of product quality; ability to improve and expand Sleep Number’s product line and execute successful new product introductions; ability to prevent third parties from using the company’s technology or trademarks, and the adequacy of its intellectual property rights to protect its products and brand; ability to compete; risks of disruption in the operation of any of the company’s main manufacturing, distribution, logistics, home delivery, product development or customer service operations; the company’s ability to comply with existing and changing government regulation; pending or unforeseen litigation and the potential for associated adverse publicity; the adequacy of the company’s and third-party information systems and costs and disruptions related to upgrading or maintaining these systems; the company’s ability to withstand cyber threats that could compromise the security of its systems, result in a data breach or business disruption; Sleep Number’s ability, and the ability of its suppliers and vendors, to attract, retain and motivate qualified personnel; the volatility of Sleep Number stock; environmental, social and governance (ESG) risks, including increasing regulation and stakeholder expectations; and the company’s ability to adapt to climate change and readiness for legal or regulatory responses thereto. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

# # #

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com
Media Contact: Julie Elepano; julie.elepano@sleepnumber.com

Sleep Number Announces Second-quarter 2023 Results - Page 3 of 9

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	July 1, 2023	% of Net Sales	July 2, 2022	% of Net Sales
Net sales	$458,789	100.0%	$549,073	100.0%
Cost of sales	194,544	42.4%	224,128	40.8%
Gross profit	264,245	57.6%	324,945	59.2%
Operating expenses:
Sales and marketing	197,779	43.1%	220,490	40.2%
General and administrative	39,795	8.7%	38,727	7.1%
Research and development	15,445	3.4%	15,817	2.9%
Total operating expenses	253,019	55.1%	275,034	50.1%
Operating income	11,226	2.4%	49,911	9.1%
Interest expense, net	9,948	2.2%	3,619	0.7%
Income before income taxes	1,278	0.3%	46,292	8.4%
Income tax expense	524	0.1%	11,359	2.1%
Net income	$754	0.2%	$34,933	6.4%

Net income per share – basic	$0.03		$1.56

Net income per share – diluted	$0.03		$1.54

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	22,460		22,355
Dilutive effect of stock-based awards	42		358
Diluted weighted-average shares outstanding	22,502		22,713

Sleep Number Announces Second-quarter 2023 Results - Page 4 of 9

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Six Months Ended
	July 1, 2023	% of Net Sales	July 2, 2022	% of Net Sales
Net sales	$985,316	100.0%	$1,076,203	100.0%
Cost of sales	410,806	41.7%	448,960	41.7%
Gross profit	574,510	58.3%	627,243	58.3%
Operating expenses:
Sales and marketing	428,267	43.5%	460,749	42.8%
General and administrative	79,196	8.0%	80,046	7.4%
Research and development	29,888	3.0%	32,122	3.0%
Total operating expenses	537,351	54.5%	572,917	53.2%
Operating income	37,159	3.8%	54,326	5.0%
Interest expense, net	19,050	1.9%	5,746	0.5%
Income before income taxes	18,109	1.8%	48,580	4.5%
Income tax expense	5,890	0.6%	11,573	1.1%
Net income	$12,219	1.2%	$37,007	3.4%

Net income per share – basic	$0.55		$1.64

Net income per share – diluted	$0.54		$1.60

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	22,378		22,558
Dilutive effect of stock-based awards	165		594
Diluted weighted-average shares outstanding	22,543		23,152

Sleep Number Announces Second-quarter 2023 Results - Page 5 of 9
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited – in thousands, except per share amounts)
subject to reclassification

	July 1, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$1,798	$1,792
Accounts receivable, net of allowances of $1,475 and $1,267, respectively	24,102	26,005
Inventories	121,446	114,034
Prepaid expenses	21,029	16,006
Other current assets	40,142	39,921
Total current assets	208,517	197,758
Non-current assets:
Property and equipment, net	191,067	200,605
Operating lease right-of-use assets	399,989	397,755
Goodwill and intangible assets, net	67,086	68,065
Deferred income taxes	16,230	7,958
Other non-current assets	82,266	81,795
Total assets	$965,155	$953,936
Liabilities and Shareholders’ Deficit
Current liabilities:
Borrowings under revolving credit facility	$483,800	$459,600
Accounts payable	152,205	176,207
Customer prepayments	58,498	73,181
Accrued sales returns	25,476	25,594
Compensation and benefits	38,934	31,291
Taxes and withholding	23,356	23,622
Operating lease liabilities	82,439	79,533
Other current liabilities	57,054	60,785
Total current liabilities	921,762	929,813
Non-current liabilities:
Operating lease liabilities	356,044	356,879
Other non-current liabilities	106,490	105,421
Total non-current liabilities	462,534	462,300
Total liabilities	1,384,296	1,392,113
Shareholders’ deficit:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding
Common stock, $0.01 par value; 142,500 shares authorized, 22,214 and 22,014 shares issued and outstanding, respectively	222	220
Additional paid-in capital	11,997	5,182
Accumulated deficit	(431,360)	(443,579)
Total shareholders’ deficit	(419,141)	(438,177)
Total liabilities and shareholders’ deficit	$965,155	$953,936

Sleep Number Announces Second-quarter 2023 Results - Page 6 of 9
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited – in thousands)
subject to reclassification

	Six Months Ended
	July 1, 2023	July 2, 2022
Cash flows from operating activities:
Net income	$12,219	$37,007
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,749	31,975
Stock-based compensation	9,890	8,043
Net loss on disposals and impairments of assets	181	179
Deferred income taxes	(8,272)	(3,794)
Changes in operating assets and liabilities:
Accounts receivable	1,903	(2,898)
Inventories	(7,412)	(15,674)
Income taxes	1,808	4,368
Prepaid expenses and other assets	(5,824)	6,266
Accounts payable	(10,244)	(1,713)
Customer prepayments	(14,683)	(14,754)
Accrued compensation and benefits	7,594	(17,789)
Other taxes and withholding	(2,074)	971
Other accruals and liabilities	(3,115)	(3,496)
Net cash provided by operating activities	18,720	28,691

Cash flows from investing activities:
Purchases of property and equipment	(29,899)	(36,559)
Proceeds from sales of property and equipment	—	23
Issuance of note receivable	(435)	—
Net cash used in investing activities	(30,334)	(36,536)

Cash flows from financing activities:
Net increase in short-term borrowings	14,693	70,836
Repurchases of common stock	(3,501)	(63,644)
Proceeds from issuance of common stock	428	585
Debt issuance costs	—	(42)
Net cash provided by financing activities	11,620	7,735

Net increase (decrease) in cash and cash equivalents	6	(110)
Cash and cash equivalents, at beginning of period	1,792	2,389
Cash and cash equivalents, at end of period	$1,798	$2,279

Sleep Number Announces Second-quarter 2023 Results - Page 7 of 9
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Percent of sales:
Retail stores	87.7%	89.4%	87.4%	86.9%
Online, phone, chat and other	12.3%	10.6%	12.6%	13.1%
Total Company	100.0%	100.0%	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	(20%)	10%	(10%)	(3%)
Online, phone and chat	(3%)	2%	(12%)	4%
Total Retail comparable sales change	(18%)	9%	(10%)	(2%)
Net opened/closed stores and other	2%	4%	2%	4%
Total Company	(16%)	13%	(8%)	2%

Stores open:
Beginning of period	671	653	670	648
Opened	7	10	19	23
Closed	(6)	(4)	(17)	(12)
End of period	672	659	672	659

Other metrics:
Average sales per store ($ in 000's) [1]	$3,089	$3,526
Average sales per square foot [1]	$1,007	$1,172
Stores > $2 million net sales [2]	71%	82%
Stores > $3 million net sales [2]	31%	45%
Average revenue per smart bed unit [3]	$5,990	$6,485	$5,913	$5,601

1 Trailing twelve months Total Retail comparable sales per store open at least one year.
2 Trailing twelve months for stores open at least one year (excludes online, phone and chat sales).
3 Represents Total Retail (stores, online, phone and chat) net sales divided by Total Retail smart bed units.

Sleep Number Announces Second-quarter 2023 Results - Page 8 of 9
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing Twelve Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Net income	$754	$34,933	$11,822	$101,869
Income tax expense	524	11,359	6,602	30,442
Interest expense	9,948	3,619	32,289	9,406
Depreciation and amortization	18,304	15,920	71,318	61,857
Stock-based compensation	5,252	3,910	15,071	18,872
Asset impairments	170	80	294	266
Adjusted EBITDA	$34,952	$69,821	$137,396	$222,712

Free Cash Flow
(in thousands)

	Three Months Ended		Trailing Twelve Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Net cash provided by operating activities	$139	$4,133	$26,167	$167,281
Subtract: Purchases of property and equipment	14,343	16,955	62,794	71,447
Free cash flow	$(14,204)	$(12,822)	$(36,627)	$95,834

Calculation of Net Leverage Ratio under Revolving Credit Facility
(in thousands)

	Trailing Twelve Months Ended
	July 1, 2023	July 2, 2022
Borrowings under revolving credit facility	$483,800	$443,300
Outstanding letters of credit	7,147	5,947
Finance lease obligations	361	479
Consolidated funded indebtedness	$491,308	$449,726
Capitalized operating lease obligations [1]	675,108	642,213
Total debt including capitalized operating lease obligations (a)	$1,166,416	$1,091,939

Adjusted EBITDA (see above)	$137,396	$222,712
Consolidated rent expense	112,518	107,035
Consolidated EBITDAR (b)	$249,914	$329,747
Net Leverage Ratio under revolving credit facility (a divided by b)	4.7 to 1.0	3.3 to 1.0
1A multiple of six times annual rent expense is used as an estimate for capitalizing our operating lease obligations in accordance with our credit facility.

Note - Our Adjusted EBITDA and EBITDAR calculations, Free Cash Flow data and Calculation of Net Leverage Ratio under Revolving Credit Facility are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces Second-quarter 2023 Results - Page 9 of 9
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Calculation of Return on Invested Capital (Adjusted ROIC)
(in thousands)

Adjusted ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our adjusted invested capital. Management believes Adjusted ROIC is also a useful metric for investors and financial analysts. We compute Adjusted ROIC as outlined below. Our definition and calculation of Adjusted ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile adjusted net operating profit after taxes (Adjusted NOPAT) and total adjusted invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing Twelve Months Ended
	July 1, 2023	July 2, 2022
Adjusted net operating profit after taxes (Adjusted NOPAT)
Operating income	$50,713	$141,718
Add: Operating lease interest [1]	27,040	25,079
Less: Income taxes [2]	(21,993)	(39,798)
Adjusted NOPAT	$55,760	$126,999

Average adjusted invested capital
Total deficit	$(419,141)	$(442,962)
Add: Long-term debt [3]	484,161	443,779
Add: Operating lease obligations [4]	438,483	420,516
Total adjusted invested capital at end of period	$503,503	$421,333

Average adjusted invested capital [5]	$452,573	$363,986

Adjusted ROIC [6]	12.3%	34.9%

1	Represents the interest expense component of lease expense included in our financial statements under ASC 842, Leases.
2	Reflects annual effective income tax rates, before discrete adjustments, of 28.3% and 23.9% for July 1, 2023 and July 2, 2022, respectively.
3	Long-term debt includes existing finance lease liabilities.
4	Reflects operating lease liabilities included in our financial statements under ASC 842.
5	Average adjusted invested capital represents the average of the last five fiscal quarters' ending adjusted invested capital balances.
6	Adjusted ROIC equals Adjusted NOPAT divided by average adjusted invested capital.

Note - the Company's adjusted ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts. The Company updated its Adjusted ROIC calculation effective beginning with the reporting period ended December 31, 2022, to reflect adjustments consistent with ASC 842. The prior period has been updated to reflect this calculation.
GAAP - generally accepted accounting principles in the U.S.